                                                                    EXHIBIT 21.1


                      SUBSIDIARY OF DEL MONTE FOODS COMPANY


Corporate Entity                                          Jurisdiction
----------------                                          ------------

Del Monte Corporation                                     New York


Del Monte Corporation is 100% owned by Del Monte Foods Company


                      SUBSIDIARIES OF DEL MONTE CORPORATION

Corporate Entity                                          Jurisdiction
----------------                                          ------------

Mike Mac IHC, Inc.                                        Delaware
HI Continental Corporation                                California
Oak Grove Trucking Company                                California
Contadina Foods, Inc.                                     Delaware


All subsidiaries are 100% owned by Del Monte Corporation